SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2005

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750 Birmingham, Alabama (Address of principal executive offices)		35202 (Zip Code)

(205) 250-8700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

     On March 18, 2005, Colonial Properties Trust (the “Trust”), the general partner of Colonial Realty Limited Partnership, filed Articles Supplementary to its Declaration of Trust with the office of the Judge of Probate for Jefferson County, Alabama and with the office of the Secretary of State of the State of Alabama. The Articles Supplementary classifies 70,000 unissued preferred shares of the Trust as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series E Preferred Shares”). The Trust expects to issue the Series E Preferred Shares in connection with closing of the merger of Cornerstone Realty Income Trust, Inc. with and into a wholly-owned subsidiary of the Trust, which is expected to occur on or about April 1, 2005. The Series E Preferred Shares will be represented by depositary shares (with each depositary share representing 1/100th of a Series E Preferred Share).

     The Series E Preferred Shares have the preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the description attached as Exhibit 99.1 to this Current Report on Form 8-K, which description is incorporated herein by reference. The Articles Supplementary are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

3.1	Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust (incorporated herein by reference to Exhibit 3.1 in the Trust’s Current Report on Form 8-K filed with the SEC on March 21, 2005)

99.1	Description of Series E Preferred Shares

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colonial Realty Limited Partnership
	By:	Colonial Properties Trust, its general partner

Date: March 21, 2005	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document

3.1	Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust (incorporated herein by reference to Exhibit 3.1 in the Trust’s Current Report on Form 8-K filed with the SEC on March 21, 2005)

99.1	Description of Series E Preferred Shares